                                                                   EXHIBIT 10.43




                       THIRD AMENDMENT TO CREDIT AGREEMENT

         THIS THIRD AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is entered into as of the 20th day of November, 2000, by and among the banks listed on the signature pages hereof (the "Lenders"), KEVCO, INC., a Texas corporation (the "Borrower"), and BANK OF AMERICA, N.A., formerly known as NationsBank, N.A., as administrative agent for the Lenders (the "Administrative Agent"), to the extent and in the manner provided for in the Credit Agreement (defined below and herein so called).

                                   BACKGROUND

                  (a) The Lenders, the Borrower, and the Administrative Agent are parties to that certain Third Amended and Restated Credit Agreement dated as of July 14, 1999 (as amended through the date hereof and as may be further amended, extended, renewed, or restated from time to time, the "Credit Agreement"; terms defined in the Credit Agreement and not otherwise defined herein shall be used herein as defined in the Credit Agreement).

                  (b) The Borrower has requested an amendment to certain financial covenants under the Credit Agreement, and the Administrative Agent and the Lenders have agreed to such amendment, subject to the terms and conditions contained herein.

         NOW, THEREFORE, in consideration of the covenants, conditions and agreements hereafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are all hereby acknowledged, the parties hereto covenant and agree as follows:

         1. AMENDMENTS TO THE CREDIT AGREEMENT. The Credit Agreement is hereby amended as follows:

                  (a) Section 1.1 is amended by amending and restating in its entirety the definition of "Applicable Base Rate Margin" as follows:

                           "Applicable Base Rate Margin" means, with respect to
                  Revolving Credit Advances and Facility A Term Loan Advances, 2.00%, per annum, and with respect to Facility B Term Loan Advances, 2.50%, per annum; provided that if the Borrower fails to make the mandatory prepayment required under Section 2.5(h) hereof on or before March 8, 2001, the Applicable Base Rate Margin with respect to the Term Loan Advances shall be immediately increased, without notice, by an additional 0.25%.

                  (b) Section 1.1 is amended by amending and restating in its entirety the definition of "Applicable LIBOR Rate Margin" as follows:

                           "Applicable LIBOR Rate Margin" means, with respect to
                  Revolving Credit Advances and Facility A Term Loan Advances, 3.50%, per annum, and with respect to Facility B Term Loan Advances, 4.00%, per annum; provided that if the Borrower fails to make the mandatory prepayment required under Section 2.5(h) hereof on or before March 8, 2001, the Applicable LIBOR Rate Margin with respect to the Term Loan Advances shall be immediately increased, without notice, by an additional 0.25%.

                  (c) Section 1.1 is amended by amending and restating in its entirety the definition of "Permitted Assets Sales" as follows:

                           "Permitted Asset Sales" means (a) the sale of
                  inventory in the ordinary course of business, (b) the sale or discount of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof, (c) subject to the other terms and provisions hereof, leases or subleases (or assignments of leases or subleases) or licenses or sublicenses (or assignments of licenses or sublicenses) of any assets in the ordinary course of business and (d) the sale or other disposition of Cash Equivalents in the ordinary course of business.

                  (d) Section 1.1 is amended by inserting the following definitions in the appropriate alphabetical order, as follows:

                           "Eligible Accounts" shall mean, at any time, all
                  accounts (as such term is defined in the UCC) of the Borrower and its Subsidiaries created in the ordinary course of business, less any and all rebates and discounts, that satisfy the following conditions:

                           (a) The account complies with all applicable laws,
                  rules, and regulations, including, without limitation, usury laws, the Federal Truth in Lending Act, and Regulation Z of the Board of Governors of the Federal Reserve System;

                           (b) The account has not been outstanding for more
                  than ninety (90) days past the original date of invoice;

                           (c) The account was created in connection with (i)
                  the sale of goods in the ordinary course of business and such sale has been consummated and such goods have been shipped, or
                  (ii) the performance of services in the ordinary course of business and such services have been completed and accepted by the account debtor;

                           (d) The account arises from an enforceable contract,
                  the performance of which has been completed;



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

                           (e) The account does not arise from the sale of any
                  good that is on a bill-and-hold, guaranteed sale, sale-or-return, sale on approval, consignment, or any other repurchase or return basis;

                           (f) The Borrower or its Subsidiary has good and
                  indefeasible title to the account and the account is not subject to any Lien except Liens in favor of the Administrative Agent;

                           (g) The account does not arise out of a contract with
                  or order from, an account debtor that, by its terms, prohibits or makes void or unenforceable the grant of a security interest to the Administrative Agent in and to such account;

                           (h) The account is not subject to any setoff,
                  counterclaim, defense, dispute, recoupment, or adjustment other than normal discounts for prompt payment;

                           (i) The account debtor is not insolvent or the
                  subject of any bankruptcy or insolvency proceeding and has not made an assignment for the benefit of creditors, suspended normal business operations, dissolved, liquidated, terminated its existence, ceased to pay its debts as they become due, or suffered a receiver or trustee to be appointed for any of its assets or affairs;

                           (j) The account is not evidenced by chattel paper or
                  an instrument, unless all steps necessary to perfect the Administrative Agent's Lien thereon have been taken;

                           (k) No default exists under the account by any party
                  thereto;

                           (l) The account debtor has not returned or refused to
                  retain, or otherwise notified the Borrower or any Subsidiary of any dispute concerning, or claimed nonconformity of, any of the goods from the sale of which the account arose, but only to the extent of the amount represented by the goods returned, refused, disputed or claimed to be non-conforming;

                           (m) The account is not owed by an Affiliate of the
                  Borrower;

                           (n) The account is payable in Dollars by the account
                  debtor;

                           (o) The account shall be ineligible if the account
                  debtor is domiciled in any country other than the United States of America or



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                  Canada, provided that such accounts owing by accounts debtors domiciled in Canada shall not at any time exceed $100,000;

                           (p) The account shall be ineligible if more than five
                  percent (5%) of the aggregate balances then outstanding on accounts owed by such account debtor and its Affiliates to the Borrower and its Subsidiaries are more than ninety (90) days past due from the dates of their original invoices, and to the extent that the accounts owed by an account debtor and its Affiliates to the Borrower and its Subsidiaries exceed seven and one-half percent (7 1/2%) of the aggregate accounts then owing to the Borrower and its Subsidiaries the amount of such excess shall be ineligible; and

                           (q) The account shall be ineligible if the account
                  debtor is the United States of America or any department, agency, or instrumentality thereof, and the Federal Assignment of Claims Act of 1940, as amended, shall not have been complied with.

                  The amount of the Eligible Accounts owed by an account debtor shall be reduced by the amount of all "contra accounts" and other obligations owed by the Borrower and its Subsidiaries to such account debtor.

                           "Eligible Inventory" shall mean, at any time, all
                  inventory of raw materials and finished goods (but excluding work in process) then owned by (and in the possession or under the control of) the Borrower or its Subsidiaries and held for sale or disposition in the ordinary course, in which the Administrative Agent has a perfected, first priority security interest, valued at the lower of actual cost or fair market value. Eligible Inventory shall not include (a) inventory that has been shipped or delivered to a customer on consignment, a sale-or-return basis, or on the basis of any similar understanding, (b) inventory with respect to which a claim exists disputing title to or right to possession of such inventory, and (c) inventory that is not in good condition or does not comply with any applicable law, rule, or regulation or any standard imposed by any governmental authority with respect to its manufacture, use, or sale.

                           "Revolving Credit Borrowing Base" shall mean, at any
                  time, the lesser of (a) $5,000,000, or (b) the sum of (i) 75% of Eligible Accounts (net of gross trade payables less agreed-upon float and the face amount of Letters of Credit which secure trade payables), plus (ii) 55% of Eligible Inventory, each as shown on the most recent Revolving Credit Borrowing Base Report delivered to Administrative Agent under
                  Section 6.9 hereof.



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

                           "Revolving Credit Borrowing Base Report" means a
                  report, certified and signed by an Authorized Signatory, in substantially the form of Exhibit E, appropriately completed.

                           "Scheduled Asset Sales" means those asset sales
                  described on Exhibit F hereto.

                           "Third Amendment Effective Date" means November 20,
                  2000.

                  (e) Section 2.1 is amended by entirely amending clause (a)(i) thereof as follows:

                           (i) the principal amount of all outstanding Revolving
                  Credit Advances and Reimbursement Obligations exceed the lesser of (A) the Revolving Credit Borrowing Base, or (B) the Revolving Credit Commitment,

                  (f) Section 2.3 is amended by entirely amending clause (a)(ii) thereof as follows:

                           (ii) Interest on the Base Rate Advances shall be
                  computed on the basis of a year of 365 or 366 days, as applicable, for the number of days actually elapsed, and shall be payable in arrears on each Monthly Date and on the Revolving Commitment Maturity Date, the Facility A Term Loan Maturity Date or the Facility B Term Loan Maturity Date, as appropriate.

                  (g) Section 2.3 is amended by entirely amending clause (b)(ii) thereof as follows:

                           (ii) Subject to Section 11.9 hereof, interest on each
                  LIBOR Advance shall be computed on the basis of a 360-day year for the actual number of days elapsed, and shall be payable in arrears on the applicable Payment Date and on the Revolving Commitment Maturity Date, the Facility A Term Loan Maturity Date and the Facility B Term Loan Maturity Date, as appropriate; provided, however, that if the Interest Period for such Advance exceeds one month, interest shall be due and payable in arrears on each one-month anniversary of the commencement of such Interest Period during such Interest Period.

                  (h) Section 2.4 is amended by entirely amending the first sentence thereof as follows:

                  Subject to Section 11.9 hereof, the Borrower agrees to pay to the Administrative Agent, for the ratable account of the Lenders, a commitment fee (the "Revolving Commitment Fee") on the daily average Unused Portion at the rate of 0.500% per annum.



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

                  (i) Section 2.5 is amended by deleting the first sentence of clause (b)(ii) thereof and replacing it with the following:

                  (ii) At any time when the limitation in Section 2.1(a)(i) is exceeded, whether because the Revolving Credit Commitment has been fully or partially terminated, canceled or reduced or for any other reason, Borrower shall promptly prepay applicable outstanding Revolving Credit Advances in an amount necessary to reduce the sum of outstanding Revolving Credit Advances and Reimbursement Obligations to an amount less than or equal to the lesser of (A) the Revolving Credit Borrowing Base, or (B) the Revolving Credit Commitment. At any time when the limitation in Section 2.1(a)(ii)(A) is exceeded, whether because the Revolving Credit Commitment has been fully or partially terminated, canceled or reduced or for any other reason, Borrower shall promptly prepay applicable outstanding Revolving Credit Advances in an amount necessary to reduce the sum of outstanding Revolving Credit Advances and Reimbursement Obligations to an amount less than or equal to the Revolving Credit Commitment.

                  (j) Section 2.5(c) is amended entirely, as follows:

                  (c) Prepayments from Sales of Assets.

                           (i) Concurrently with the receipt of Net Cash
                  Proceeds in excess of an aggregate amount equal to $500,000 from the sale or disposition by the Borrower or any of its Subsidiaries of any assets (including the Capital Stock of any Subsidiary) sold or disposed of (other than Permitted Asset Sales) at any time, the Borrower shall prepay the Term Loan Advances in a principal amount equal to (A) 100% of such Net Cash Proceeds from asset sales other than Scheduled Asset Sales and (B) 80% of such Net Cash Proceeds from Scheduled Asset Sales.

                           (ii) [Intentionally deleted].

                           (iii) [Intentionally deleted].

                           (iv) Any prepayment made under this Section 2.5(c)
                  shall (A) include accrued but unpaid interest to the date of such prepayment on the principal amount prepaid, (B) not be subject to the notice and minimum payment provisions of this
                  Section 2.5; provided, however, the Borrower shall be required to reimburse each Lender for any loss, cost or expense incurred by such Lender in connection with any such prepayment as set forth in Section 2.9 hereof if any prepayment results in a LIBOR Advance being paid on a day other than the last day of an Interest Period for such LIBOR



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

                  Advance, and (C) be applied first to Base Rate Advances, if any, and then to LIBOR Advances.

                           (v) (A) [Intentionally deleted].

                               (B) Any prepayment made under this Section 2.5(c)
                  shall be applied (A) to all of the unpaid scheduled installment payments of the Facility A Term Loan Advances, in inverse order of maturity, at all times until Borrower has made prepayments under this Section 2.5(c) equal to $3,750,000, in the aggregate, and (B) at any time after Borrower has made prepayments under this Section 2.5(c) equal to $3,750,000, in the aggregate, to all of the unpaid scheduled installment payments of the Facility A Term Loan Advances and the Facility B Term Loan Advances, in inverse order of maturity, pro rata based upon the respective principal amounts of the Facility A Term Loan Advances and Facility B Term Loan Advances outstanding at the time of such prepayment (provided, however, if at any time that there are no Facility A Term Loan Advances and Facility B Term Loan Advances outstanding, 100% of any such prepayment shall be applied to repay outstanding Revolving Credit Advances but not to permanently reduce the Revolving Credit Commitment).

                  (k) A new Section 2.5(h) is added immediately following
         Section 2.5(g), as follows:

                           (h) Additional Mandatory Prepayment of Term Loan
                  Advances. If the aggregate amount of prepayments made under
                  Section 2.5(c) prior to March 8, 2001, is less than $15,000,000, the Borrower shall, on March 8, 2001, prepay the Term Loan Advances in a principal amount equal to the difference between $15,000,000 and the actual amount prepaid under Section 2.5(c) prior to March 8, 2001. Such prepayment shall be applied to the Term Loan Advances in accordance with
                  Section 2.5(c) as if made with Net Cash Proceeds from asset sales.

                  (l) Section 2.6(b) is entirely amended, as follows:

                           (b) Mandatory Reduction. (i) On the Revolving
                  Commitment Maturity Date, the Revolving Credit Commitment shall automatically reduce to zero.

                                 (ii) The Revolving Credit Commitment shall be
                  permanently reduced by the amount of any prepayment of Revolving Credit Advances pursuant to Sections 2.5(e) and (f) hereof.

                                 (iii) The Revolving Credit Commitment shall be
                  permanently reduced by the amount of $10,000,000 upon the earlier



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

                  of (A) March 8, 2001, or (B) the date upon which the Borrower makes a prepayment under Section 2.5(c) which causes the aggregate amount of all prepayments made under Section 2.5(c) to equal or exceed $15,000,000.

                  (m) Section 2.16(a)(i) is entirely amended, as follows:

                           (i) $7,500,000 (the "Letter of Credit Facility") and

                  (n) Section 6.9 is entirely amended, as follows:

                           Section 6.9 Revolving Credit Borrowing Base Reports.
                  (a)Within 15 days after the end of each month, a Revolving Credit Borrowing Base Report as of the end of such month, (b) within 30 days after the end of each month, a Borrowing Base Report as of the end of such month, and (c) on or before the 30th day of each month, a Revolving Credit Borrowing Base Report as of the 15th day of the then current month. In addition to the monthly Borrowing Base Report and Revolving Credit Borrowing Base Report required to be delivered hereunder, the Borrower may provide the Lenders with a Borrowing Base Report or Revolving Credit Borrowing Base Report, as the case may be, reflecting information as of any date subsequent to the previously required Borrowing Base Report or Revolving Credit Borrowing Base Report, as the case may be, and the Borrowing Base or Revolving Credit Borrowing Base, as the case may be, reflected in such updated Borrowing Base Report or Revolving Credit Borrowing Base Report, as the case may be, shall be effective until the Borrower delivers another Borrowing Base Report, or Revolving Credit Borrowing Base Report, as the case may be. Each Revolving Credit Borrowing Base Report shall be accompanied by an accounts receivable aging.

                  (o) A new Section 6.11 is hereby added immediately following
         Section 6.10, as follows:

                           Section 6.11 Business Plan and Reports. Within
                  fifteen (15) days after the end of each month, commencing with the month ending November 30, 2000, a detailed report regarding the Borrower's progress with respect to the matters addressed in its comprehensive business plan delivered to Lenders on or before December 15, 2000, pursuant to the terms of the Third Amendment to Credit Agreement dated as of November 20, 2000, such report to be in form and detail acceptable to the Administrative Agent.



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

                  (p) Section 7.5 is entirely amended, as follows:

                           Section 7.5 Sale of Assets. The Borrower shall not,
                  and shall not permit any of its Subsidiaries to, sell, lease, abandon, transfer or otherwise dispose of assets in an aggregate amount effective on and after November 20, 2000, in excess of $500,000, except for the following, so long as no Default exists immediately prior to or after the contemplated transaction: (i) Permitted Asset Sales, so long as the consideration received by the Borrower and its Subsidiaries in connection with such transaction is greater than or equal to the fair market value of such assets as determined in good faith by Borrower; (ii) asset sales other than Scheduled Asset Sales consented to in writing by the Determining Lenders, the Net Cash Proceeds of which are subject to Section 2.5(c) hereof; (iii) transfers resulting from any casualty or condemnation of property or assets; (iv) intercompany sales or transfers of assets among Subsidiaries made in the ordinary course of business; and (v) Scheduled Asset Sales.

                  (q) Sections 7.10, 7.11 and 7.12 are each entirely amended, as follows:

                           Section 7.10 [Intentionally Omitted]

                           Section 7.11 [Intentionally Omitted]

                           Section 7.12 [Intentionally Omitted]

                  (r) Section 8.1(c) is amended entirely, as follows:

                           (c) The Borrower or any of its Subsidiaries shall
                  default in the performance or observance of any agreement or covenant contained in (i) Section 5.1 or Article 7 hereof, provided that the Borrower's failure to comply with Section
                  7.11 of this Agreement with respect to fiscal quarters ending on or before December 31, 2000, shall only constitute an Event of Default if such noncompliance shall occur in two consecutive fiscal quarters, or (ii) on and after the Third Amendment Effective Date, Sections 6.1, 6.2, 6.3, 6.7, 6.9, or 6.11;

                  (s) New Exhibits E and F are added to the Credit Agreement in the form of, and all references in the Credit Agreement to Exhibits E and F are hereby deemed to be references to, the attached Exhibits E and F.

         2. EFFECTIVENESS OF CERTAIN AMENDMENTS. Notwithstanding any other provision herein to the contrary, the amendments described in Section 1(q) above shall be effective as of September 30, 2000, and shall terminate automatically without any action by the Administrative Agent, the Lenders or any other Person and be of no further force or effect upon the earliest to occur



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of (a) October 1, 2001, or (b) the occurrence of an Event of Default (such period of effectiveness being referred to herein as the "Covenant Amendment Period"). The parties hereto acknowledge and agree that upon termination of the Covenant Amendment Period, the financial covenants amended by Section 1(q) hereof shall be reinstated in their entirety as if never amended hereby, and an Event of Default will then exist under the Credit Agreement unless a further agreement has been entered into among the necessary Persons.

         3. MINIMUM EBITDA COVENANT. During the Covenant Amendment Period, the Borrower will not permit EBITDA (exclusive of up to $3,595,000 in restructuring charges incurred in the fourth quarter of fiscal year 2000) for the periods set forth below to be less than the amount set forth opposite each such period:

               Period                                      Amount
               ------                                      ------
       1 month ended 10/31/00                            $(1,000,000)
       2 months ended 11/30/00                           $(2,000,000)
       3 months ended 12/31/00                           $(3,000,000)
       4 months ended 1/31/01                            $(3,500,000)
       5 months ended 2/28/01                            $(3,483,000)
       6 months ended 3/31/01                            $(3,156,000)
       7 months ended 4/30/01                            $(2,567,000)
       8 months ended 5/31/01                            $(2,077,000)
       9 months ended 6/30/01                            $(1,437,000)
       10 months ended 7/31/01                           $(994,000)
       11 months ended 8/31/01                           $(384,000)
       12 months ended 9/30/01                           $256,000

The required minimum cumulative EBITDA may be adjusted upon terms satisfactory to Borrower and Determining Lenders from time to time as a result of asset sales.

         4. MINIMUM TRADE PAYABLES COVENANT. During the Covenant Amendment Period, the Borrower will not permit outstanding trade payables of the Borrower and its Subsidiaries for the periods set forth below to be less than the amount set forth opposite each such period:

               Period                                      Amount
               ------                                      ------
       Month ended 10/31/00                             $31,705,000
       Month ended 11/30/00                             $27,935,000
       Month ended 12/31/00                             $27,430,000
       Month ended 1/31/01                               $22,825,000
       Month ended 2/28/01                               $24,860,000
       7 months ended 9/30/01                            $27,490,000

The required minimum trade payables outstanding may be adjusted upon terms satisfactory to Borrower and Determining Lenders from time to time as a result of asset sales.

         5. ADDITIONAL EVENT OF DEFAULT. It will be an Event of Default if the Borrower shall fail, on or before December 15, 2000, to deliver to Lenders a comprehensive business



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

plan, acceptable as to scope to the Administrative Agent and its counsel and financial consultants, including, without limitation, separate financial projections for the divisions of the Borrower and its Subsidiaries.

         6. AMENDMENT FEE. The Borrower shall pay to the Administrative Agent, for the pro rata account of each Lender, an amendment fee equal to $100,000 (the "Amendment Fee"). Such Amendment Fee shall be allocated to each Lender pro rata, based on the sum of (a) such Lender's Revolving Credit Specified Percentage multiplied by $5,000,000 plus (b) the total outstanding principal amount of all Term Loan Advances owed to such Lender as of the date of this Amendment. Such amendment fee shall be earned and payable as of the date of this Amendment in immediately available funds.

         7. ACKNOWLEDGMENT OF THE BORROWER. The Borrower acknowledges and agrees that the Lenders executing this Amendment have done so in their sole discretion and without any obligation.

         8. SUBSIDIARIES ACKNOWLEDGMENT. By signing below, each of the Subsidiaries which has executed a Subsidiary Guaranty (a) consents and agrees to the execution and delivery of this Amendment, (b) ratifies and confirms its obligations under its Subsidiary Guaranty, (c) acknowledges and agrees that its obligations under its Subsidiary Guaranty are not released, diminished, impaired, reduced, or otherwise adversely affected by this Amendment, and (d) acknowledges and agrees that it has no claims or offsets against, or defenses or counterclaims to, its Subsidiary Guaranty.

         9. RELEASE.

                  (a) The Borrower and each Subsidiary Guarantor hereby unconditionally and irrevocably remises, acquits, and fully and forever releases and discharges the Administrative Agent and the Lenders and all respective affiliates and subsidiaries of the Administrative Agent and the Lenders, their respective officers, servants, employees, agents, attorneys, principals, directors and shareholders, and their respective heirs, legal representatives, successors and assigns (collectively, the "Released Lender Parties") from any and all claims, demands, causes of action, obligations, remedies, suits, damages and liabilities (collectively, the "Borrower Claims") of any nature whatsoever, whether now known, suspected or claimed, whether arising under common law, in equity or under statute, which the Borrower or any Guarantor ever had or now has against the Released Lender Parties which may have arisen at any time on or prior to the date of this Amendment and which were in any manner related to any of the Loan Documents or the enforcement or attempted enforcement by the Administrative Agent or the Lenders of rights, remedies or recourses related thereto.

                  (b) The Borrower and each Subsidiary Guarantor covenants and agrees never to commence, voluntarily aid in any way, prosecute or cause to be commenced or prosecuted against any of the Released Lender Parties any action or other proceeding based upon any of the Borrower Claims which may have arisen at any time on or prior to the date of this Amendment and were in any manner related to any of the Loan Documents.



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

                  (c) The agreements of the Borrower and each Guarantor set forth in this Section 9 shall survive termination of this Amendment and the other Loan Documents.

         10. REPRESENTATIONS AND WARRANTIES TRUE, NO EVENT OF DEFAULT. By its execution and delivery hereof, the Borrower represents and warrants to the Lenders that, as of the date hereof:

                  (a) after giving effect to this Amendment, the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the date hereof as made on and as of such date, except for any representations and warranties made as of a specific date, which shall be true and correct in all material respects as of such specific date; and

                  (b) after giving effect to this Amendment, no event has occurred and is continuing which constitutes a Default or an Event of Default.

         11. CONDITIONS OF EFFECTIVENESS. This Amendment shall not be effective until each of the following conditions precedent shall have been satisfied:

                  (a) All reasonable out-of-pocket fees and expenses in connection with the Loan Documents, including this Amendment, including legal and other professional fees and expenses incurred on or prior to the date of this Amendment by the Administrative Agent, including, without limitation, the fees and expenses of Winstead Sechrest & Minick P.C. and Arthur Andersen L.L.P., shall have been paid; and

                  (b) The Administrative Agent shall have received such documents, certificates and instruments as the Administrative Agent shall reasonably require; and

                  (c) The Administrative Agent shall have received for the account of the Lenders the Amendment Fee described in Section 6 of this Amendment.

         12. REFERENCE TO CREDIT AGREEMENT. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement," "hereunder," or words of like import shall mean and be a reference to the Credit Agreement, as affected and amended by this Amendment.

         13. COUNTERPARTS; EXECUTION VIA FACSIMILE. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Amendment may be validly executed and delivered by facsimile or other electronic transmission.

         14. GOVERNING LAW: BINDING EFFECT. This Amendment shall be governed by and construed in accordance with the laws of the State of Texas and shall be binding upon the Borrower, the Administrative Agent, each Lender and their respective successors and assigns.

         15. HEADINGS. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

         16. LOAN DOCUMENT. This Amendment is a Loan Document and is subject to all provisions of the Credit Agreement applicable to Loan Documents, all of which are incorporated in this Amendment by reference the same as if set forth in this Amendment verbatim.

         17. NO ORAL AGREEMENTS. THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as the date first above written.



                                             KEVCO, INC.

                                             By:
                                                --------------------------------
                                                    Joseph P. Tomczak
                                                    Executive Vice President and
                                                    Chief Financial Officer

                                             BANK OF AMERICA, N.A., formerly
                                             known as NationsBank, N.A., as
                                             Administrative Agent and as a
                                             Lender

                                             By:
                                                --------------------------------
                                                    Mike V. Colon
                                                    Vice President



                                             NATIONAL CITY BANK OF KENTUCKY

                                             By:
                                                --------------------------------
                                                Name:
                                                     ---------------------------
                                                Title:
                                                      --------------------------



                                             GUARANTY FEDERAL BANK, F.S.B.

                                             By:
                                                --------------------------------
                                                Name:
                                                     ---------------------------
                                                Title:
                                                      --------------------------

                                             WELLS FARGO BANK, N.A.

                                             By:
                                                --------------------------------
                                                Name:
                                                     ---------------------------
                                                Title:
                                                      --------------------------



                                             PILGRIM PRIME RATE TRUST

                                             By: Pilgrim Investments, Inc., as
                                                 its Investment Manager

                                             By:
                                                --------------------------------
                                                Name:
                                                     ---------------------------
                                                Title:
                                                      --------------------------



                                             ARCHIMEDES FUNDING, L.L.C.

                                             By: ING Capital Advisors, Inc., as
                                                 Collateral Manager

                                             By:
                                                --------------------------------
                                                Name:
                                                     ---------------------------
                                                Title:
                                                      --------------------------



                                             ALLIANCE CAPITAL FUNDING, L.L.C.

                                             By: Alliance Capital Management,
                                                 L.P., as Manager on behalf of
                                                 ALLIANCE CAPITAL FUNDING,
                                                 L.L.C.

                                                 By: ALLIANCE CAPITAL MANAGEMENT
                                                     CORPORATION
                                                     General Partner of Alliance
                                                     Capital Management, L.P.

                                                 By:
                                                    ----------------------------
                                                 Name:
                                                      --------------------------
                                                 Title:
                                                       -------------------------

                               BANK ONE, TEXAS, N.A.

                               By:
                                  --------------------------------------
                                   Name:
                                        --------------------------------
                                   Title:
                                         -------------------------------



                               PAM CAPITAL FUNDING LP

                               By: Highland Capital Management, L.P.,
                                   as Collateral Manager

                               By:
                                  --------------------------------------
                                   Name:
                                        --------------------------------
                                   Title:
                                         -------------------------------



                               ML CBO IV (CAYMAN) LTD.

                               By: Highland Capital Management, L.P., as
                                   Collateral Manager

                               By:
                                  --------------------------------------
                                   Name:
                                        --------------------------------
                                   Title:
                                         -------------------------------


ACKNOWLEDGED AND AGREED:

KEVCO MANAGEMENT, INC.

By:
   --------------------------------------
    Name:
         --------------------------------
    Title:
          -------------------------------

KEVCO HOLDING, INC.

By:
   --------------------------------------
    Name:
         --------------------------------
    Title:
          -------------------------------



KEVCO GP, INC.

By:
   --------------------------------------
    Name:
         --------------------------------
    Title:
          -------------------------------



KEVCO COMPONENTS, INC.

By:
   --------------------------------------
    Name:
         --------------------------------
    Title:
          -------------------------------



DCM DELAWARE, INC.

By:
   --------------------------------------
    Name:
         --------------------------------
    Title:
          -------------------------------



KEVCO MANUFACTURING, L.P.

By: KEVCO GP, INC., its General Partner

By:
   --------------------------------------
    Name:
         --------------------------------
    Title:
          -------------------------------

KEVCO DISTRIBUTION, L.P.

By: KEVCO GP, INC., its General Partner

By:
   --------------------------------------
    Name:
         --------------------------------
    Title:
          -------------------------------

                                    EXHIBIT E

                     REVOLVING CREDIT BORROWING BASE REPORT

ADMINISTRATIVE AGENT: Bank of America, N.A.                   DATE:
                                                                   -------------
BORROWER: Kevco, Inc.

     This Revolving Credit Borrowing Base Report, prepared as of , is executed and delivered by Borrower pursuant to that certain Third Amended and Restated Credit Agreement dated as of July 14, 1999 among the Borrower, each of the banks or other lending institutions which is or may from time to time become a signatory thereto and any successors or permitted assigns thereof ("Lenders") and Administrative Agent (as amended, supplemented or modified from time to time, the "Credit Agreement"). All terms used herein shall have the meanings assigned to them in the Credit Agreement.

     Borrower represents and warrants to Administrative Agent that all information contained herein is true, correct, and complete, and that the total Eligible Accounts and total Eligible Inventory referred to below represent the Eligible Accounts and Eligible Inventory that qualify for purposes of determining the Revolving Credit Borrowing Base under the Credit Agreement.

ELIGIBLE ACCOUNTS:

1.   Accounts (less any and all rebates and discounts)
     (ending balance for period ended __________, 20__) ........$ ______________

2. Less: Ineligible Accounts (determined pursuant to the definition of Eligible Accounts in the Credit
     Agreement), including, without duplication:

     (a)  Accounts not paid within 90 days of original
          invoice date .........................................$ ______________

     (b)  Accounts subject to any setoff, counterclaim,
          defense, dispute, recoupment, or adjustment other
          than normal discounts for prompt payment .............$ ______________

     (c)  Accounts on which the account debtor is not
          domiciled in the United States or Canada .............$ ______________

     (d)  Total accounts on which the account debtor is
          domiciled in Canada less $100,000 (leave blank if
          less than zero) ......................................$ ______________

     (e)  Accounts not arising out of (i) the sale of goods
          in the ordinary course of business which has been
          consummated and such goods have been shipped, or
          (ii) the performance of services in the ordinary
          course of business which have been completed and
          accepted by the account debtor .......................$ ______________

     (f)  Accounts from the sale of any good that is on a
          bill-and-hold, guaranteed sale, sale-or-return,
          sale on approval, consignment, or any other
          repurchase or return basis. ..........................$ ______________

     (g)  Accounts owed by each account debtor with over 5%
          of the balances owed by such account debtor and
          its Affiliates outstanding and payable for more
          than 90 days past the original invoice date ..........$ ______________

     (h)  Accounts not payable in Dollars ......................$ ______________

     (i)  Accounts owed by the United States or any other
          government for which the Federal Assignment of
          Claims Act of 1940, as amended, or other
          applicable law (other than the Uniform Commercial
          Code) has not been complied with .....................$ ______________

     (j)  Accounts owed by account debtor that is insolvent,
          or is the subject any bankruptcy or insolvency
          proceeding or has made an assignment for the
          benefit of creditors, suspended normal business
          operations, dissolved, liquidated, terminated its
          existence, ceased to pay its debts as they become
          due, or suffered a receiver or trustee to be
          appointed for any of its assets or affairs ...........$ ______________

     (k)  Accounts that do not comply with all applicable
          laws, rules, and regulations, including, without
          limitation, usury laws, the Federal Truth in
          Lending Act, and Regulation Z of the Board of
          Governors of the Federal Reserve System. .............$ ______________

     (l)  Accounts not arising from an enforceable contract,
          the performance of which has been completed ..........$ ______________

     (m)  Accounts evidenced by instruments or chattel paper
          with respect to which all steps necessary to
          perfect the Administrative Agent's Lien thereon
          have not been taken ..................................$ ______________

     (n)  Accounts with respect to which a default exists ......$ ______________

     (o)  Accounts with respect to which the account debtor
          has returned or refused to retain, or otherwise
          notified the Borrower or the applicable Subsidiary
          of any dispute concerning, or claimed
          nonconformity of, any of the goods from the sale
          of which the account arose, but only to the extent
          of the amount represented by the goods returned,
          refused, disputed or claimed to be non-conforming ....$ ______________

     (p)  Accounts arising out of a contract with or order
          from, an account debtor that, by its terms,
          prohibits or makes void or unenforceable the grant
          of a security interest to the Administrative Agent
          in and to such account ...............................$ ______________

     (q)  Accounts to which the Borrower or the applicable
          Subsidiary does not have good and indefeasible
          title or which is subject to any Lien except Liens
          in favor of the Administrative Agent .................$ ______________

     (r)  Accounts owed by an Affiliate of the Borrower ........$ ______________

     (s)  With respect to any account debtor, the amount by
          which the amount of all accounts owed by such
          account debtor and its Affiliates to Borrower or
          any of its Subsidiaries exceeds 7-1/2% of the
          aggregate amount of all accounts owed to Borrower
          or any of its Subsidiaries ...........................$ ______________

     (t)  "Contra accounts" and other obligations owed by
          the Borrower and its Subsidiaries to account
          debtors ..............................................$ ______________

3.   Gross trade payables ......................................$ ______________

4.   Agreed-upon float .........................................$ ______________

5.   Face amount of Letters of Credit which secure trade
     payables ..................................................$ ______________

6.   Line 3 minus Line 4 minus Line 5 ..........................$ ______________

7.   Total Ineligible Accounts (sum of Lines 2(a)-(t) plus
     Line 6) ...................................................$ ______________

8.   Total Eligible Accounts (Line 1 minus Line 7) .............$ ______________

ELIGIBLE INVENTORY:

9.   Total Inventory (valued at lesser of actual cost or
     fair market value) ........................................$ ______________

10. Less: Ineligible Inventory (determined pursuant to the definition of Eligible Inventory in the Credit
     Agreement, without duplication)

     (a)  Inventory not with respect to which a claim exists
          disputing title to or right to possession of such
          inventory ............................................$ ______________

     (b)  Work-in-process inventory ............................$ ______________

     (c)  Inventory shipped or delivered on consignment,
          sale or return, or similar terms .....................$ ______________

     (d)  Inventory that is not in good condition or does
          not comply with any applicable law, rule, or
          regulation or any standard imposed by any
          governmental authority with respect to its
          manufacture, use, or sale ............................$ ______________

     (e)  Inventory that is not owned by and in the
          possession or under the control of Borrower or one
          of its Subsidiaries and held for sale or
          disposition in the ordinary course ...................$ ______________

     (f)  Inventory in which the Administrative Agent does
          not have a perfected, first priority security
          interest .............................................$ ______________

11.  Total Ineligible Inventory (sum of Lines 10(a)-(f)) .......$ ______________

12.  Total Eligible Inventory (Line 9 minus Line 11) ...........$ ______________

BORROWING BASE:

13.  Total Eligible Accounts (Line 8) ..........................$ ______________

14.  Total Eligible Inventory (Line 12) ........................$ ______________

15.  75% of Line 13 ............................................$ ______________

16.  55% of Line 14 ............................................$ ______________

17.  Borrowing Base: Sum of Line 15 plus Line 16 ...............$ ______________

18.  Outstanding Revolving Loans ...............................$ ______________

19.  Available Credit Amount or amount to be paid if
     negative [(the lesser of $17,500,000 or Line 17) minus
     Line 18] ..................................................$ ______________

     Borrower further represents and warrants to Administrative Agent and Lenders that the representations and warranties contained in Article 4 of the Credit Agreement are true and correct on and as of the date of this Revolving Credit Borrowing Base Report as if made on and as of the date hereof, and that no Material Adverse Effect, Default, or Event of Default exists.

Date:                                         KEVCO, INC.
     -------------------
                                              By:
                                                 -------------------------------
                                                 Name:
                                                      --------------------------
                                                 Title:
                                                       -------------------------

                      THIRD AMENDMENT TO CREDIT AGREEMENT
                                   EXHIBIT F
                             SCHEDULED ASSET SALES


                                                                                APPRAISED
                                                              SQUARE              VALUE
      DIVISION                      LOCATION                   FEET           (in thousands)
----------------------    ------------------------------   -------------   ---------------------
Distribution              Bear Creek, Ala.                       90,000                  $  819

Distribution              Douglas, Ga.                           72,000                     750

Distribution              Elkhart, In.
                            27217 CR6 W                          54,500                     660
                            27200 D.I. Drive                     25,200                     500
                            27256 D.I. Drive                     15,000                     300
                            21861 Protecta Drive                 64,000                   1,010
                            2200 Industrial Parkway              84,000                   1,450

Wood                      Spruce Pine, Ala.                      26,400                     170
                                                                -------                  ------

    Totals                                                      431,100                  $5,659